                                                                    Exhibit 20.1

                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT

                                                                                     Settlement Date                     5/31/2004
                                                                                     Determination Date                  6/10/2004
                                                                                     Distribution Date                   6/15/2004


I.      All Payments on the Contracts                                                                                 1,101,381.00
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                              20,409.20
III.    Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                             0.00
V.      Servicer Monthly Advances                                                                                        11,874.54
VI.     Distribution from the Reserve Account                                                                                 0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               1,522.26
VIII.   Transfers to the Pay-Ahead Account                                                                                 (849.41)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                              0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                              (1.79)
X. Deposits in error                                                                                                          0.00
Total available amount in Collection Account                                                                         $1,134,335.80
                                                                                                                     =============

DISTRIBUTION AMOUNTS                                                      Cost per $1000
-------------------------------------------                              ----------------

1.    (a) Class A-1 Note Interest Distribution                                                    0.00
      (b) Class A-1 Note Principal Distribution                                                   0.00
            Aggregate Class A-1 Note Distribution                           0.00000000                                        0.00

2.    (a) Class A-2 Note Interest Distribution                                                    0.00
      (b) Class A-2 Note Principal Distribution                                                   0.00
            Aggregate Class A-2 Note Distribution                           0.00000000                                        0.00

3.    (a) Class A-3 Note Interest Distribution                                                    0.00
      (b) Class A-3 Note Principal Distribution                                                   0.00
            Aggregate Class A-3 Note Distribution                           0.00000000                                        0.00

4.    (a) Class A-4 Note Interest Distribution                                                    0.00
      (b) Class A-4 Note Principal Distribution                                                   0.00
            Aggregate Class A-4 Note Distribution                           0.00000000                                        0.00

5.    (a) Class A-5 Note Interest Distribution                                                    0.00
      (b) Class A-5 Note Principal Distribution                                                   0.00
            Aggregate Class A-5 Note Distribution                           0.00000000                                        0.00

6.    (a) Class A-6 Note Interest Distribution                                                    0.00
      (b) Class A-6 Note Principal Distribution                                                   0.00
            Aggregate Class A-6 Note Distribution                           0.00000000                                        0.00

7.     (a) Class B Note Interest Distribution                                                 3,713.06
       (b) Class B Note Principal Distribution                                              667,017.04
            Aggregate Class B Note Distribution                             62.97935211                                 670,730.10

8.     (a) Class C Note Interest Distribution                                                98,822.83
       (b) Class C Note Principal Distribution                                              306,916.11
             Aggregate Class C Note Distribution                            23.43682154                                 405,738.94

9.    Servicer Payment
       (a) Servicing Fee                                                                      7,491.27
       (b) Reimbursement of prior Monthly Advances                                           14,155.52
             Total Servicer Payment                                                                                      21,646.79

10.  Deposits to the Reserve Account                                                                                     36,219.97

Total Distribution Amount from Collection Account                                                                    $1,134,335.80
                                                                                                                     =============

Reserve Account distributions to Sellers

       (a)  Amounts to the Sellers (Chase USA) from
               Excess Collections                                                            19,680.04
       (b)  Amounts to the Sellers (Chase Manhattan Bank)
               from Excess Collections                                                       19,213.32
       (c)  Distribution from the Reserve Account to
               the Sellers(Chase USA)                                                             0.00
       (d)  Distribution from the Reserve Account
               to the Sellers(Chase Manhattan Bank)                                               0.00
                 Total Amounts to Sellers(Chase USA &
                    Chase Manhattan Bank)                                                                                38,893.36
                                                                                                                     =============

                                  Page 1 of 3

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account to the Sellers
               (Chase USA)                                                                 0.91
      (b)  Distribution from the Payahead Account to the Sellers
               (Chase Manhattan Bank)                                                      0.88
                    Total Amounts to Sellers(Chase USA &
                     Chase Manhattan Bank)                                                                             1.79
                                                                                                              =============

                 INTEREST
-------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @           5.845%                                          0.00
        (b) Class A-2 Notes    @           6.028%                                          0.00
        (c) Class A-3 Notes    @           6.140%                                          0.00
        (d) Class A-4 Notes    @           6.250%                                          0.00
        (e) Class A-5 Notes    @           6.420%                                          0.00
        (f) Class A-6 Notes    @           6.500%                                          0.00
                Aggregate Interest on Class A Notes                                                                   0.00
        (g) Class B Notes @                6.680%                                                                 3,713.06
        (h) Class C Notes @                6.850%                                                                98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                0.00
        (b) Class A-2 Notes                                                                0.00
        (c) Class A-3 Notes                                                                0.00
        (d) Class A-4 Notes                                                                0.00
        (e) Class A-5 Notes                                                                0.00
        (f) Class A-6 Notes                                                                0.00
        (g) Class B Notes                                                                  0.00
        (h) Class C Notes                                                                  0.00


3.   Total Distribution of Interest                              Cost per $1000
                                                                ----------------
        (a) Class A-1 Notes                                        0.00000000              0.00
        (b) Class A-2 Notes                                        0.00000000              0.00
        (c) Class A-3 Notes                                        0.00000000              0.00
        (d) Class A-4 Notes                                        0.00000000              0.00
        (e) Class A-5 Notes                                        0.00000000              0.00
        (f) Class A-6 Notes                                        0.00000000              0.00
             Total Aggregate Interest on Class A Notes                                                              0.00
        (g) Class B Notes                                          0.34864413                                   3,713.06
        (h) Class C Notes                                          5.70833312                                  98,822.83



                PRINCIPAL
-------------------------------------------

                                                                 No. of Contracts
                                                                -----------------
1.   Amount of Stated Principal Collected                                            234,367.63
2.   Amount of Principal Prepayment Collected                          45            738,433.14
3.   Amount of Liquidated Contract                                      1              1,132.38
4.   Amount of Repurchased Contract                                     0                  0.00

       Total Formula Principal Distribution Amount                                                              973,933.15

5. Principal Balance before giving effect
     to Principal Distribution                                                   Pool Factor
                                                                                 -----------
        (a) Class A-1 Notes                                                       0.0000000                           0.00
        (b) Class A-2 Notes                                                       0.0000000                           0.00
        (c) Class A-3 Notes                                                       0.0000000                           0.00
        (d) Class A-4 Notes                                                       0.0000000                           0.00
        (e) Class A-5 Notes                                                       0.0000000                           0.00
        (f) Class A-6 Notes                                                       0.0000000                           0.00

        (g) Class B Notes                                                         0.0626307                     667,017.04

        (h) Class C Notes                                                         1.0000000                  17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                           0.00
        (b) Class A-2 Notes                                                                                           0.00
        (c) Class A-3 Notes                                                                                           0.00
        (d) Class A-4 Notes                                                                                           0.00
        (e) Class A-5 Notes                                                                                           0.00
        (f) Class A-6 Notes                                                                                           0.00

        (g) Class B Notes 0.00

        (h) Class C Notes 0.00


7. Principal Distribution                                        Cost per $1000
                                                                ----------------
        (a) Class A-1 Notes                                         0.00000000                                        0.00
        (b) Class A-2 Notes                                         0.00000000                                        0.00
        (c) Class A-3 Notes                                         0.00000000                                        0.00
        (d) Class A-4 Notes                                         0.00000000                                        0.00
        (e) Class A-5 Notes                                         0.00000000                                        0.00
        (f) Class A-6 Notes                                         0.00000000                                        0.00
        (g) Class B Notes                                          62.63070798                                  667,017.04
        (h) Class C Notes                                          17.72848842                                  306,916.11

                                  Page 2 of 3

8. Principal Balance after giving effect to Principal Distribution

                                                                                               Pool Factor
                                                                                               -----------
        (a) Class A-1 Notes                                                                      0.0000000                     0.00
        (b) Class A-2 Notes                                                                      0.0000000                     0.00
        (c) Class A-3 Notes                                                                      0.0000000                     0.00
        (d) Class A-4 Notes                                                                      0.0000000                     0.00
        (e) Class A-5 Notes                                                                      0.0000000                     0.00
        (f) Class A-6 Notes                                                                      0.0000000                     0.00
        (g) Class B Notes                                                                        0.0000000                     0.00
        (h) Class C Notes                                                                        0.9822715            17,005,113.14


                POOL DATA
-------------------------------------------
                                                                                                   Aggregate
                                                                            No. of Contracts    Principal Balance
                                                                            ----------------    -----------------
1.   Pool Stated Principal Balance as of                5/31/2004                 654             17,005,113.14

2. Delinquency Information                                                                                             % Delinquent
                                                                                                                       ------------
              (a) 31-59 Days                                                       9                 289,361.22            1.702%
              (b) 60-89 Days                                                       2                   9,867.09            0.058%
              (c) 90-119 Days                                                      2                 141,355.77            0.831%
              (d) 120 Days +                                                       0                       0.00            0.000%

3.   Contracts Repossessed during the Due Period                                   0                       0.00

4.   Current Repossession Inventory                                                2                 317,900.14

5. Aggregate Net Losses for the preceding
     Collection Period
       (a)  Aggregate Principal Balance of Liquidated
               Receivables                                                         1                   1,132.38
       (b)  Net Liquidation Proceeds on any Liquidated
               Receivables                                                                            20,409.20
                                                                                                 --------------
       Total Aggregate Net Losses for the preceding
          Collection Period                                                                                           -19,276.82

6. Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      -24,863.96

7.   Aggregate Net Losses on all Liquidated Receivables
          (Life-To-Date)                                                          619                               5,340,955.93

8.   Weighted Average Contract Rate of all
          Outstanding Contracts                                                                                            8.835%

9.   Weighted Average Remaining Term to Maturity of
          all Outstanding Contracts                                                                                       98.852


             TRIGGER ANALYSIS
-------------------------------------------

1.   (a)  Average 60+ Delinquency Percentage                 3.885%
     (b)  Delinquency Percentage Trigger in effec ?                               YES

2.   (a) Average Net Loss Ratio                             -0.035%
     (b) Net Loss Ratio Trigger in effect?                                        NO
     (c) Net Loss Ratio (using ending Pool Balance)         -0.190%

3.   (a) Servicer Replacement Percentage                    -0.072%
     (b) Servicer Replacement
          Trigger in effect?                                                      NO


              MISCELLANEOUS
-------------------------------------------

1.    Monthly Servicing Fees                                                                                            7,491.27

2.    Servicer Advances                                                                                                 11,874.54

3.    (a)  Opening Balance of the Reserve Account                                                                    5,325,240.59
      (b)  Deposits to the Reserve Account                                                            36,219.97
      (c)  Investment Earnings in the Reserve Account                                                  2,673.39
      (d)  Distribution from the Reserve Account                                                     (38,893.36)
      (e)  Ending Balance of the Reserve Account                                                                     5,325,240.59

4.    Specified Reserve Account Balance 5,325,240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                      3,008.85
      (b)  Deposits to the Pay-Ahead Account from the
               Collection Account                                                                        849.41
      (c)  Investment Earnings in the Pay-Ahead Account                                                    1.79
      (d)  Transfers from the Pay-Ahead Account to
               the Collection Account                                                                 (1,522.26)
      (e)  Ending Balance in the Pay-Ahead Account                                                                       2,337.79

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